UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        March 12, 2008

BUFFETS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)
333-116897	22-3754018
(Commission File Number)	(I.R.S. Employer Identification No.)

1460 BUFFET WAY EAGAN, MINNESOTA	55121
(Address of principal executive offices)	(Zip Code)

(651) 994-8608
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 12, 2008, Buffets Holdings, Inc. (the “Company”) received final approval from the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") of the Third Amendment (the “Third Amendment”) to the Credit Agreement, dated as of November 1, 2006, among Buffets, Inc., Buffets Holdings, Inc., Buffets, Inc.’s subsidiaries named therein, the lenders named therein, and Credit Suisse as Administrative Agent (the “Pre-Petition Credit Facility”). Pursuant to the Third Amendment, the Company may continue to renew letters of credit originally issued under the Pre-Petition Credit Facility notwithstanding the fact that the Company filed a petition for relief under Chapter 11 of the United States Bankruptcy Code with the Bankruptcy Court.

A copy of the Third Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.           FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1

Third Amendment, dated as of March 10, 2008, to the Credit Agreement, dated as of November 1, 2006, among Buffets, Inc., Buffets Holdings, Inc., Buffets, Inc.’s subsidiaries named therein, the lenders named therein, and Credit Suisse as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 14, 2008

BUFFETS HOLDINGS, INC.
By:	/s/ Keith Wall
Name: Keith Wall Title: Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.1

Third Amendment, dated as of March 10, 2008, to the Credit Agreement, dated as of November 1, 2006, among Buffets, Inc., Buffets Holdings, Inc., Buffets, Inc.’s subsidiaries named therein, the lenders named therein, and Credit Suisse as Administrative Agent.